Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Teltronics, Inc., and Subsidiaries
Palmetto, Florida

We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-73186, 333-91901, 333-98259 and 333-101546) pertaining to Teltronics, Inc. Savings Plan, the Registration Statements (Form S-8 Nos. 333-45968, 333-104217 and 333-114518) pertaining to Teltronics, Inc. 2000 Employee Stock Purchase Plan and the Registration Statements (Form S-8 Nos. 333-91905 and 333-45372) pertaining to Teltronics, Inc. 1995 Incentive Stock Option Plan, of our report dated March 19, 2010, relating to the consolidated financial statements of Teltronics, Inc. which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 19, 2010 relating to the financial statement schedule, which appear in this Form 10-K.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

March 19, 2010
Clearwater, Florida